UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2021

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Important Cautionary Statement

This report includes forward-looking statements. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Such forward-looking statements include statements regarding: (i) the Company’s plans to review and analyze the results of its plantar fasciitis, Achilles tendonitis, and knee osteoarthritis clinical trials, and to announce top-line data in Q3 2021, plans for meetings with the FDA, and planned submissions to the FDA, and their timing, and potential FDA approvals, and potential product launch; the results of a clinical trial or trials may have little or no statistical value, or may fail to demonstrate that the product is safe or effective, any meeting with the FDA depends on successful clinical trial results, the availability of such a meeting and its timing is outside of the Company’s control, and the Company may change its plans due to unforeseen circumstances, to conduct additional analyses, or for other reasons, and delay or alter the timeline for future trials, analyses, or public announcements; (ii) plans for expansion outside of the U.S., and the potential to expand the Company’s portfolio of products through licensing transactions or additional clinical research; the process of obtaining regulatory clearances or approvals to market a biological product or medical device from the FDA or similar regulatory authorities outside of the U.S. is costly and time consuming, and such clearances or approvals may not be granted on a timely basis, or at all, and the ability to obtain the rights to market additional, suitable products depends on negotiations with third parties which may not be forthcoming; (iii) the effectiveness of amniotic tissue as a therapy for any particular indication or condition; the results of a clinical trial or trials may have little or no statistical value, or may fail to demonstrate that the product is safe or effective; (iv) expected spending on research and development in 2021, which depends in part on the results of pending clinical trials; and (v) the Company’s long-term strategy for value creation, expectations of future growth, the status of its pipeline products, and expectations for future indications or products; such expectations depend upon most or all of the above factors. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this presentation and the Company assumes no obligation to update any forward-looking statement.

Item 7.01	Regulation FD.

On May 13, 2021, Timothy R. Wright, Chief Executive Officer, and Peter M. Carlson, Chief Financial Officer, of MiMedx Group, Inc. (the “Company” or the “Registrant”) are expected to present at the Bank of America Securities 2021 Virtual Health Care Conference beginning at 2:45 PM Eastern time. A copy of the presentation materials they will use are attached hereto as Exhibit 99.1 and are incorporated herein for reference. MiMedx disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this Current Report on Form 8-K. The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references Section 7.01 of this Current Report on Form 8-K.

Item 8.01	Other.

On May 12, 2021, the Company issued a press release reminding shareholders to vote at the 2021 Annual Meeting of Shareholders to be held virtually on May 27, 2021 at 10:00 a.m. Eastern Time at www.cesonlineservices.com/mdxg21_vm. The press release also confirmed that Prescience Point has withdrawn its proxy contest and all of the director nominees it proposed for election to the Company’s Board of Directors at the annual meeting. The foregoing summary of the press release is qualified in its entirely by reference to the full text of the press release, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Presentation Materials dated May 13, 2021.

99.2	Press Release dated May 12, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: May 12, 2021	By:	/s/ Peter M. Carlson
Peter M. Carlson Chief Financial Officer